Exhibit 10.3

INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Agreement”) is made as of December 17, 2020 by and between Golden Falcon Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”).

WHEREAS, the Company’s registration statements on Form S-1, File Nos. 333-251058 and 333-251448 (“Registration Statement”) for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC and Moelis & Company LLC, as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”); and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), $300,000,000 (or $345,000,000 if the Underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), issued in the IPO as hereinafter provided (the proceeds to be delivered to the Trustee (and any income subsequently earned thereon) is referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $10,500,000, or $12,075,000 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that may be payable by the Company to the Underwriters upon the consummation of the Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1.    Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)    Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States initially at J.P. Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) in the United States, maintained by the Trustee, and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b)    Manage, supervise, and administer the Trust Account subject to the terms and conditions set forth herein;

(c)    In a timely manner, upon the written instruction of the Company in a form substantially similar to that attached hereto as Exhibit A, either (a) invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the

Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company or (b) cause the brokerage institution referred to in 1(a) above to place the Property in a cash demand deposit account; the trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credits or other consideration during such periods;

(d)    Collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)    Promptly notify the Company and the Representatives of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f)    Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to the assets held in the Trust Account;

(g)    Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as, and when instructed by the Company to do so;

(h)    Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)    Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit B or Exhibit C, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Corporate Secretary or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its tax obligations (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses, if applicable), only as directed in the Termination Letter and the other documents referred to therein; or (y) the later of (1) 24 months after the closing of the IPO and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s Certificate of Incorporation, if a Termination Letter has not been received by the Trustee prior to such date, in which case, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit C hereto and the Property in the Trust Account, including interest not previously released to the Company to pay its tax obligations (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses, if applicable), shall be distributed to the Public Stockholders of record as of such date (excluding up to $100,000 of interest which may be used for dissolution expenses); provided further, that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable;

(j)    Upon receipt of a letter (an “Amendment Notification Letter”) in the form of Exhibit D, signed on behalf of the Company by an authorized officer, distribute to Public Stockholders who properly exercised their redemption rights in connection with an amendment to the Company’s Certificate of Incorporation (an “Amendment”) (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or an Amendment or to redeem 100% of its public shares if the Company does not complete an initial Business Combination within 24 months from the closing of the IPO or (ii) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity, an amount equal to the pro rata share of the Property relating to the Common Stock for which such Public Stockholders have properly exercised redemption rights in connection with such Amendment.

2.    Limited Distributions of Income from Trust Account.

(a)    Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit E (a “Tax Payment Withdrawal Instruction”), the Trustee shall withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the principal amount per share initially deposited in the Trust Account; provided, further, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware for the Company and a written statement from the Chief Financial Officer of the Company setting forth the actual amount payable (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request.

(b)    The limited distributions referred to in Section 2(a) above shall be made only from income collected on the Property. Except as provided in Section 2(a) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) or 1(j) hereof.

3.    Agreements and Covenants of the Company. The Company agrees and covenants to:

(a)    Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer, Chief Financial Officer, Corporate Secretary or other authorized officer of the Company. In addition, except with respect to its duties under Sections 1(i), 1(j) and 2(a) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith and with reasonable care believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)    Subject to the provisions of Section 5 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s fraud, gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit, or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c)    Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Section 2(a) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees remaining owed to the Trustee at the consummation of a business combination (a “Business Combination”) shall be deducted by the Trustee pursuant to

Section 1(i) solely in connection with the consummation of the Business Combination. The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and the next annual fee on the anniversary of the Effective Date. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c), Schedule A and as may be provided in Section 3(b) hereof;

(d)    In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination;

(e)    The Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement;

(f)    If the Company has an Amendment approved by its stockholders, provide the Trustee with an Amendment Notification Letter in the form of Exhibit D providing instructions for the distribution of funds to Public Stockholders who properly exercise their redemption rights in connection with such Amendment;

(g)    Provide the Representatives with a copy of any Termination Letter, Amendment Notification Letter, and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance; and

(h)    Expressly provide in any Instruction Letter (as defined in Exhibit B) delivered in connection with a Termination Letter in a form substantially similar to that attached hereto as Exhibit B that the Deferred Discount be paid directly to the account or accounts directed by the Representatives on behalf of the Underwriters;

4.    Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)    Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own fraud, gross negligence or willful misconduct;

(b)    Institute any proceeding for the collection of any principal and income arising from, or institute, appear in, or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)    Change the investment of any Property, other than in compliance with Section 1(c);

(d)    Refund any depreciation in principal of any Property;

(e)    Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)    The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s exercise of its own best judgment, except for its fraud, gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion, or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)    Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any Business Combination consummated by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h)    File local, state, and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account or deliver payee statements to the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i)    Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or released to it under Section 2(a) hereof);

(j)    Imply obligations, perform duties, inquire, or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; or

(k)    Verify calculations, qualify, or otherwise approve Company requests for distributions pursuant to Sections 1(i), 1(j) or 2(a) above.

5.    Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 3(b) or Section 3(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

6.    Termination. This Agreement shall terminate as follows:

(a)    If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)    At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b) and Section 5.

7.    Miscellaneous.

(a)    The Company and the Trustee will each restrict access to confidential information relating to funds being transferred to or from the Trust Account to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including account names, account numbers, and all other identifying information relating to a beneficiary, beneficiary’s bank, or intermediary bank. Except for any liability arising out of the Trustee’s fraud, gross negligence or willful misconduct, the Trustee shall not be liable for any loss, liability, or expense resulting from any error in the information supplied to it or funds transferred based on such information.

(b)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim, or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(c)    This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(d)    This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(j) and (2) (which sections may not be modified, amended or deleted without the affirmative vote of sixty five percent (65%) or more of the then issued and outstanding shares of Common Stock and shares of the Company’s Class B common stock, par value $0.0001 per share, of the Company, voting together as a single class; provided that no such amendment will affect any Public Stockholder who has otherwise properly indicated his, her or its election to redeem his, her or its shares of Common Stock in connection with a stockholder vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representatives. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

(e)    Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by e-mail:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

E-mail: fwolf@continentalstock.com; cgonzalez@continentalstock.com if to the Company, to:

Golden Falcon Acquisition Corp.

850 Library Avenue, Suite 204

Newark, Delaware 19711

Attn: Makram Azar, Chief Executive Officer

E-mail: makram@fullcircle.capital

in either case with a copy (which copy shall not constitute notice) to:

UBS Securities LLC

11 Wall Street

New York, New York 10005

Attn: General Counsel

Moelis & Company LLC

399 Park Avenue, 5th Floor

New York, New York 10022

Attn: General Counsel

and

Greenberg Traurig, LLP

1750 Tysons Boulevard, Suite 1000

McLean, VA 22102

Attn: Alan I. Annex, Esq. / Jason T. Simon, Esq.

E-mail: annexa@gtlaw.com / simonj@gtlaw.com

and

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attn: David Alan Miller, Esq. / Jeffrey M. Gallant, Esq.

E-mail: dmiller@graubard.com / jgallant@graubard.com

(f)    This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g)    Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h)    Each of the Company and the Trustee hereby acknowledge and agrees that the Representatives is are third party beneficiaries of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
	Name:	Francis Wolf
	Title:	Vice President

GOLDEN FALCON ACQUISITION CORP.

By:	/s/ Makram Azar
	Name:	Makram Azar
	Title:	Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$3,500.00

Annual fee	First year, on initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$10,000.00

Transaction processing fee for disbursements to Company under Section 2	Billed to Company following disbursement made to Company under Section 2	$250.00

Paying Agent services as required pursuant to section 1(i) and 1(j)	Billed to Company upon delivery of service pursuant to section 1(i) and 1(j)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

& Trust Company

1 State Street, 30th floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Investment Letter

Dear Mr. Wolf and Ms. Gonzalez

Pursuant to Section 1(c) of the Investment Management Trust Agreement between Golden Falcon Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of December 17, 2020 (“Trust Agreement”), you are hereby instructed to direct                      [Asset Manager] to (check all that apply):

☐

invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less

Securities to be purchased:

$

☐

invest and reinvest the Property in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations

Fund Name/CUSIP to be purchased:

$

Or, if not to be invested:

☐	have the Property held in a cash demand deposit account at J.P. Morgan Chase Bank, N.A.

$

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement. The Company shall notify you of any requested change in the above investment instructions.

Very truly yours,

GOLDEN FALCON ACQUISITION CORP.

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Golden Falcon Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of December 17, 2020 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [                                ] to consummate a business combination (“Business Combination”) on or about [insert date]. The Company shall notify you at least 72 hours in advance of the actual date of the consummation of the Business Combination (or such shorter time as you may agree) (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments and to transfer the proceeds to the Trust Account at J.P. Morgan Chase Bank, N.A. to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date (including as directed to it by the Representatives on behalf of the Underwriters (with respect to the Deferred Discount)). It is acknowledged and agreed that while the funds are on deposit in the trust account awaiting distribution, neither the Company nor the Underwriters will earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will be consummated concurrently with your transfer of funds to the accounts as directed by the Company and (ii) the Company shall deliver to you (a) a certificate by the Chief Executive Officer, Chief Financial Officer, Corporate Secretary or other authorized officer of the Company, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders if a vote is held and (b) joint written instructions from the Company and the Representatives with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount from the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the you of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

GOLDEN FALCON ACQUISITION CORP.

By:
Name:
Title:

cc:	UBS Securities LLC

Moelis & Company LLC

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Golden Falcon Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of December 17, 2020 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account and to transfer the total proceeds of the Trust to the Trust Operating Account at J.P. Morgan Chase Bank, N.A. to await distribution to the Public Stockholders. The Company has selected [                    , 20    ] as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that while the funds are on deposit in the Trust Operating Account awaiting distribution, the Company will not earn any interest or dividends. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent, to distribute said funds directly to the Public Stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

GOLDEN FALCON ACQUISITION CORP.

By:
Name:
Title:

cc:	UBS Securities LLC

Moelis & Company LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account – Amendment Notification Letter

Dear Mr. Wolf and Ms. Gonzalez

Reference is made to the Investment Management Trust Agreement between Golden Falcon Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of December 17, 2020 (“Trust Agreement”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Pursuant to Section 1(j) of the Trust Agreement, this is to advise you that the Company has sought and will adopt an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate a sufficient portion of the Trust Account and to transfer $         of the total proceeds of the Trust to the Trust Account at J.P. Morgan Chase Bank, N.A. to await distribution to the Public Stockholders that have properly requested redemption of their shares of Common Stock in connection with such Amendment. The remaining funds shall be reinvested by you as previously instructed.

Very truly yours,

GOLDEN FALCON ACQUISITION CORP.

By:
Name:
Title:

cc:	UBS Securities LLC

Moelis & Company LLC

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account – Tax Payment Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez

Pursuant to Section 2(a) of the Investment Management Trust Agreement between Golden Falcon Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of December 17, 2020 (“Trust Agreement”), the Company hereby requests that you deliver to the Company [$                ] of the interest earned on the Property as of the date hereof. The Company needs such funds to pay for its tax obligations.

In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

GOLDEN FALCON ACQUISITION CORP.

By:
Name:
Title:

cc:	UBS Securities LLC

Moelis & Company LLC